Exhibit 10.iii.(u)


                            IMC GLOBAL INC.
                      1998 VOLUNTARY NONQUALIFIED
                      DEFERRED COMPENSATION PLAN

          IMC Global Inc. has established this IMC Global Inc. Voluntary Nonqualified Deferred Compensation effective as of January 1, 1998, in order to enable eligible employees of IMC Global Inc. and its Affiliates to defer the receipt of all or a portion of their annual cash bonuses and up to one-half of their base salary and to be credited with interest on a tax favored basis on such deferred amounts until retirement, death, disability or other termination of employment.

                               ARTICLE I
                              DEFINITIONS

          1.01 "Account" means the record of a Participant's interest in the Plan attributable to Participant Deferrals made on behalf of such Participant and hypothetical investment earnings thereon.

          1.02 "Affiliate" means (a) a member of a controlled group of corporations of which the Company is a member or (b) an unincorporated trade or business which is under common control with the Company as determined in accordance with Code Section 414(c). For purposes hereof, a "controlled group of corporations" means a controlled group of corporations as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C).

          1.03 "Beneficiary" means the person or persons, natural or otherwise, designated by a Participant to receive any benefit payable under the Plan in the event of the Participant's death. To be effective, any such designation and any alteration or revocation thereof shall be in writing, in such form as the Plan Administrator may prescribe and shall be filed with the Plan Administrator prior to the Participant's death. If at the time a death benefit becomes payable no designation of Beneficiary is on file with the Plan Administrator, or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or in the event there is no such surviving spouse, the Participant's estate.

          1.04 "Board" means the Board of Directors of the Company.

          1.05 "Change in Control" shall be deemed to have occurred upon the first to occur of the following:

          (a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
               Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
               (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
               (iii) of subsection (c) of this Section 1.05.

          (b) individuals who, as of the date this Plan is approved by the Board of Directors constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board of Directors whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (c) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (d) the consummation of a plan of complete liquidation or dissolution of the Company.

For purposes of this definition, the term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          1.06 "Code" means the Internal Revenue Code of 1986, as from time to time amended.

          1.07 "Company" means IMC Global Inc.

          1.08 "Election Date" means with respect to a Plan Year December 15 of the immediately preceding Plan Year.

          1.09 "Eligible Employee" means an employee of the Company or an Affiliate who is based in the United States of America, in grade 20 or above and is eligible to participate in the IMC Global Inc. Management Incentive Compensation Program.

          1.10 "Final Distribution Date" means the date on which a Participant's active employment with the Company and all Affiliates terminates, whether by reason of retirement, death, long term disability or other termination of active employment.

          1.11 "In-Service Distribution Date" means a date prior to a Participant's Final Distribution Date which is selected by the Participant for the payment of Participant Deferrals in accordance with rules and procedures established by the Plan Administrator.

          1.12 "Participant" means each Eligible Employee who has elected to participate in the Plan.

          1.13 "Participant Deferrals" means the amounts deferred by a Participant pursuant to Section 3.01.

          1.14 "Plan" means the IMC Global Inc. 1998 Voluntary Nonqualified Deferred Compensation Plan.

          1.15 "Plan Administrator" means such person or persons as may be designated by the Board to administer the Plan.

          1.16 "Plan Year" means the calendar year.

          1.17 "Trust" means the IMC Global Inc. 1998 Supplemental Executive Retirement Plan, Restoration Plan and Excess Benefit Plan Trust.

          1.18 "Trustee" means Marshall & Ilsley Trust Company or any successor Trustee of the Trust.

          1.19 "Valuation Date" means the last day of each calendar quarter.
                              ARTICLE II
                             PARTICIPATION

          An Eligible Employee shall become a Participant by electing, in accordance with procedures established by the Plan Administrator, to make Participant Deferrals pursuant to Section 3.01 hereof.

                              ARTICLE III
                               DEFERRALS

          3.01 Participant Deferrals. Each Eligible Employee may elect, in accordance with rules and procedures established by the Plan Administrator, on or before the Election Date for a Plan Year, to make a Participant Deferral under the Plan equal to all or any portion (up to 100%) of the Eligible Employee's annual cash bonus for such Plan Year. Each Eligible Employee may also elect, in accordance with rules and procedures established by the Plan Administrator, on or before the Election Date for a Plan Year, to make Participant Deferrals equal to all or any portion (up to 50%) of the Eligible Employee's base salary for such Plan Year. Participant Deferrals under the Plan by a Participant shall reduce the amount of the applicable type of compensation otherwise payable currently to such Participant.

          3.02 Company Contributions to Trust. As soon as practicable after the end of each Plan Year, and not later than 30 days after a Change in Control, the Company shall contribute to the Trustee to be held under the provisions of the Trust, but subject to the claims of the creditors of the Company in the event of the Company's insolvency as provided in the Trust, such amount as may be necessary to provide the Trust with assets for the Plan having a fair market value at least equal to the sum of the Account balances of all Participants as of the end of the Plan Year or the date of the Change in Control, whichever is applicable. Notwithstanding the transfer of contributions to the Trust, however, such deferred amounts shall remain obligations of the Company to the Participants and shall be reflected on the Company's books by separate accounting entries.

          The provisions of this Section 3.02 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in this Plan, other than those Participants who are both (i) not employed by the Company or a subsidiary as of the date of the Change in Control and
(ii) not receiving nor could have commenced receiving benefits under the Plan as of the date of the Change in Control, both immediately prior to the Change of Control and at the date of such amendment.

                              ARTICLE IV
                       ACCOUNTS AND INVESTMENTS

          4.01 Deferred Compensation Accounts. Participant Deferrals made by a Participant shall be credited to the Participant's Account as of the first day of the calendar quarter that includes the date(s) on which, but for the Participant's election to defer, such amounts would have been payable to the Participant. The amount in a Participant's Account shall also be credited as of each Valuation Date with interest at the prime rate published in the "Money Rates" section of The Wall Street Journal on the first business day of the calendar quarter ending on such Valuation Date plus two percentage points (2%).

          4.02 Rollover of Previously Deferred Amounts. Amounts previously deferred as of December 31, 1997 by a Participant under the Company's prior deferred compensation arrangement, as set forth in the IMC Global Inc. Management Incentive Compensation Program, that have not been paid to the Participant, plus associated earnings, shall be credited to the Participant's Account as of January 1, 1998 and shall be credited with interest as of each Valuation Date thereafter as provided in Section 4.01.

          4.03 Investment of Trust Funds. Amounts contributed to the Trust by the Company shall be invested by the Trustee in accordance with the provisions of the Trust; provided, however, that Trust investments need not reflect the interest to be credited to the Accounts of Participants, and the earnings or investment results of the Trust shall not affect the amounts to be credited to Participants' Accounts under the Plan.

                               ARTICLE V
                       DISTRIBUTION OF BENEFITS

          5.01 Final Distribution Date. Upon a Participant's Final Distribution Date, the Participant (or the Participant's Beneficiary if the Participant is deceased) shall be paid the Participant's entire
Account balance as of the Valuation Date coinciding with or next following the Final Distribution Date in a single lump sum payment as soon as practicable after such date; provided, however, that the Participant may elect, in accordance with rules and procedures established by the Plan Administrator, to be paid his or her Account balance in annual installments over a period of up to 10 years.

          5.02 In-Service Distribution Date. Participant Deferrals to be paid on an In-Service Distribution Date, together with the interest credited thereon, shall be paid to the Participant as of the Valuation Date coinciding with or next following the In-Service Distribution Date in a single lump sum payment as soon as practicable after such date; provided, however, that the Participant may elect, in accordance with rules and procedures established by the Plan Administrator, to be paid such amounts in annual installments over a period of up to 10 years.

                              ARTICLE VI
                          PLAN ADMINISTRATION

          6.01 Administration of Plan. The Company shall have the sole responsibility for making contributions to the Trust as provided under
Article III and shall have the sole authority to amend or terminate, in whole or in part, this Plan at any time. The Plan Administrator shall have the sole responsibility for the administration of the Plan.

          The Company does not guarantee to any Participant in any manner the effect under any tax law or Federal or state statute of the Participant's participation in this Plan.

          6.02 Claims Procedure. The Plan Administrator shall make all determinations as to the right of any person to a benefit under this Plan. Any denial by the Plan Administrator of a claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Plan Administrator and shall set forth the specific reasons for the denial. In addition, the Plan Administrator shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

          6.03 Powers and Duties of Plan Administrator. The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by any way of limitation, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) to prescribe procedures to be followed by Participants in filing elections or revocations thereof;

          (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

          (d)  to  receive from the Company and from Participants  such
               information  as  shall  be  necessary  for  the   proper
               administration of the Plan;

          (e) to furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Company and reports of disbursements for expenses directed by the Plan Administrator; and

          (g) to appoint individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel.

          The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

          6.04 Rules, Procedures and Decisions. The Plan Administrator may adopt such rules and procedures as it deems necessary, desirable or appropriate. All rules, procedures and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, the Company or the legal counsel of the Company.

          6.05 Authorization of Benefit Payments. The Plan Administrator shall issue directions to the Company or the Trustee concerning all benefits which are to be paid pursuant to the provisions of the Plan.

          6.06 Indemnification of Plan Administrator. The Plan Administrator shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                              ARTICLE VII
                             MISCELLANEOUS

          7.01 No Right to Employment, etc. Neither the creation of this Plan nor anything contained herein shall be construed as giving any Participant hereunder or other employees of the Company or any subsidiary any right to remain in the employ of the Company or any subsidiary.

          7.02 Successors and Assigns. All rights and obligations of this Plan shall inure to, and be binding upon the successors and assigns of the Company.

          7.03 Inalienability. Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his or her interest in any payments under this Plan and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant or Beneficiary.

          7.04 Incompetency. If any Participant or Beneficiary is, in the opinion of the Plan Administrator, legally incapable of giving a valid receipt and discharge for any payment, the Plan Administrator may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Plan Administrator are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Plan to the extent of and as to that payment, and neither the Plan Administrator nor the Company will have any obligation regarding the application of the payment.

          7.05 Unfunded Plan. The rights and interests of a Participant with respect to the balance in the Participant's Account shall be solely those of a general creditor of the Company. It is intended that the Plan shall be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

          7.06 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to this Plan.

          7.07 Severability. If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.

          7.08 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

          7.09 Expenses. The expenses of administering the Plan shall be paid by the Company.

          7.10 Division of the Plan. The Plan Administrator may direct a separation of the Accounts of certain Participants under the Plan and the transfer of such Accounts to another plan. If such action is directed, the Plan Administrator shall cause to be determined and shall direct the Trustee to set apart that portion of the assets held under the Trust that is attributable to the Accounts of such Participants as are designated in such direction by the Plan Administrator. The portion of the assets held under the Trust so set apart shall, as directed by the Plan Administrator, either (a) continue to be held by the Trustee under such other plan for the benefit of such Participants, or (b) be transferred directly to the trustee of a separate trust established under such other plan and held in trust for the benefit of such Participants pursuant to the terms of such other plan.

                             ARTICLE VIII
                       AMENDMENT AND TERMINATION

          8.01 Amendment to Conform with Law. The Company may by amendment make such changes in, additions to, and substitutions in the provisions of this Plan, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

          8.02 Other Amendments and Termination. The Company may amend or terminate this Plan at any time, without the consent of any Participant or Beneficiary. Notwithstanding the foregoing, this Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to a Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such amendment or termination, any such accrued benefit hereunder shall not be reduced or canceled.

          8.03 Manner and Form of Amendment or Termination. Any amendment or termination of this Plan by the Company shall be made only by action of the Board or any officer of the Company duly authorized by the Board. Certification of any amendment or termination of this Plan shall be furnished to the Plan Administrator by the Company.

          8.04 Notice of Amendment or Termination. The Plan Administrator shall notify Participants or Beneficiaries who are affected by any amendment or termination of this Plan within a reasonable time thereof.

Dated:                             IMC GLOBAL INC.


                                   By:
                                   Name:
                                   Title: